EXHIBIT 99.1

CDK Global Declares Regular Quarterly Cash Dividend

HOFFMAN ESTATES, Ill., Nov. 21, 2019 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) has declared a regular quarterly cash dividend of $0.15 per share payable on December 30, 2019 to shareholders of record at the close of business on December 2, 2019.

About CDK Global

With $2 billion in revenues, CDK Global (NASDAQ:CDK) is a leading global provider of integrated information technology solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 30,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process, including the acquisition, sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

Contacts:

Investor Relations Contact: Julie Schlueter 847.485.4643 julie.schlueter@cdk.com	Media Contact: Roxanne Pipitone 847.485.4423 roxanne.pipitone@cdk.com